Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Airlines Announces First Quarter 2020
Financial Results

Company takes U.S. airline industry-leading steps to mitigate impacts of COVID-19

CHICAGO, April 30, 2020 - United Airlines (UAL) today announced first quarter 2020 financial results with a net loss of $1.7 billion, and an adjusted net loss¹ of $639 million. The company also outlined U.S. airline industry-leading efforts to manage through the most disruptive global crisis in the history of aviation. The company's total liquidity as of the close of business on Wednesday, April 29, 2020 was approximately $9.6 billion, including $2 billion under its undrawn revolving credit facility. The company currently expects daily cash burn² to average between $40 million and $45 million during the second quarter of 2020.
"Throughout the COVID-19 crisis we have maintained our focus - first on the safety of our customers and our people and second on swiftly taking action to keep United operating. We have been at the forefront of warning how deep of an impact we expect this crisis could have and how long we expect it could last. We've also led the industry in taking decisive steps to mitigate the operational and financial impacts of COVID-19 -- making deep schedule reductions, drastically reducing spending and aggressively raising liquidity," said Chief Executive Officer, Oscar Munoz. "While we are still in the midst of this crisis, we will not hesitate to make difficult decisions we believe will ensure the long term success of our company. When demand returns, we believe we'll be positioned to bounce back strongly and quickly because of our early and aggressive efforts to fight the worst financial crisis in aviation history."
COVID-19 Actions
The company took early and aggressive action intended to mitigate the impact of COVID-19 to position the company to bounce back quickly and make United stronger when demand returns.

•	First U.S. airline to make aggressive capacity reductions.

•	Suspended share repurchase program on Feb. 24, 2020, after spread of COVID-19 to Italy and terminated the program on April 24, 2020.

•
First U.S. airline to actively raise additional liquidity to manage the crisis. Since early March, the company raised $4.0 billion of new liquidity in three secured term loan facilities, new aircraft financings and an equity offering (excludes CARES Act Payroll Support Program funding and any Loan Program loans) as of the close of business April 29, 2020.

1 Excludes special charges, nonoperating credit losses and unrealized gains and losses on investments. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included in the tables accompanying this release.
2 Cash burn is defined as: Net cash from operations, less investing and financing activities. Proceeds from the issuance of new debt (excluding expected aircraft financing), government grants associated with the Payroll Support Program of the CARES Act and issuance of new stock are not included in this figure.

United Airlines Reports First-Quarter 2020 Performance

•
The company entered into an agreement with a subsidiary of BOC Aviation Limited for lease financing of six Boeing 787-9 and 16 Boeing 737 MAX 9 aircraft that are currently subject to purchase agreements between United and The Boeing Company and are scheduled to deliver in 2020, including two Boeing 787-9 aircraft that were delivered in April.

•	First U.S. airline to announce chief executive officer and president forgoing 100% of respective base salaries.

•	First U.S. airline to announce all other officers of the company will take salary reductions, with every officer base salary reduced by 50%.

•	Suspended merit salary increases for management and administrative employees and instituted a hiring freeze.

•	Offered voluntary unpaid leaves of absence for U.S.-based employees -- with more than 20,000 employees now participating.

•	Non-employee directors of the company waived 100% of cash compensation for the second and third quarters of 2020.

•	First major U.S. airline to require all flight attendants to wear masks on duty.

•	Postponed projects deemed non-critical to operation.

•	Slashed spending on vendors and outside contractors.

•	Reduced planned full-year adjusted capital expenditures by approximately $2.5 billion, bringing expected full-year adjusted capital expenditures to below $4.5 billion.[3]

•	Plan to only take delivery of aircraft that have financing in place.

Government Support

•
United has entered into an agreement to receive approximately $5.0 billion from the U.S. Treasury Department through the Payroll Support Program under the CARES Act in the form of a $3.5 billion grant and a $1.5 billion 10-year loan which will be used to protect the salaries and benefits of employees through Sept. 30, 2020. In connection with this funding, UAL will issue warrants to purchase approximately 4.6 million shares of UAL common stock to the federal government. The first installment of approximately $2.5 billion was received by United on April 21, 2020 and warrants to purchase approximately 2.3 million shares of UAL common stock were issued.

•
The company submitted an application to the Loan Program under the CARES Act. Under the Loan Program, the company expects to have the ability through Sept. 30, 2020 to borrow up to approximately $4.5 billion from the U.S. Treasury Department for a term of up to five years, with any loans issued expected to be senior secured obligations of the company. If the company borrows any amounts under the Loan Program, UAL expects to issue to the U.S. Treasury Department warrants to purchase shares of UAL common stock, with the number of warrants dependent on total borrowings.

3 Non-cash capital expenditures are not determinable at this time. Accordingly, the Company is not providing capital expenditure guidance on a GAAP basis.

United Airlines Reports First-Quarter 2020 Performance

First Quarter Results

•	Reported first quarter net loss of $1.7 billion, diluted loss per share of $6.86, and pre-tax loss of $2.1 billion.

•	Reported first quarter adjusted net loss of $639 million, adjusted diluted loss per share of $2.57, and adjusted pre-tax loss of $1.0 billion.¹
Additional COVID-19 Actions
Employees

•	Committed to no involuntary furloughs or reduced pay rates in the U.S. through Sept. 30, 2020.

•	Diligently enacting safety and social distancing measures designed to mitigate the spread of COVID-19 and ensure the workplace is clean and safe.

▪	Utilizing temperature checks for airport employees and Flight Attendants prior to beginning work.

•	Simplified catering on flights to all shelf-stable and packaged food, and sealed and canned beverages; suspended buy on board.

▪	Adjusted flight attendant jump seat locations so crew members don't have to sit directly next to or across from each other.

•	Granting additional paid days off for front line employees at several airports to limit their potential exposure to COVID-19.

•	Covering all testing costs associated with COVID-19 for anyone enrolled in a United medical plan, reduced copays for telemedicine visits.

Customers

•	Waiving change fees for tickets purchased through May 31, 2020 for twelve months and waiving redeposit fees for MileagePlus award travel scheduled through May 31, 2020.

▪	Extended MileagePlus Premier status to 2022.

▪	Utilizing electrostatic spraying to disinfect aircraft interiors, and expect to spray every operated flight by mid-June.

▪	In May, start testing touchless kiosks for printing bag tags and checking bags, eliminating the need to touch the screen.

▪	Made several modifications to the boarding process, including: customers scanning their own tickets prior to boarding, boarding fewer customers at a time and boarding from back to front.

▪	Continue to provide the only commercial air service between Australia and the United States and Israel and the United States.

•	Enacting social distancing on flights for flight attendants and customers, including blocking middle seats.

United Airlines Reports First-Quarter 2020 Performance

Community

•	Since March 19, United Cargo has operated more than 800 cargo-only flights worldwide, bringing more than 28 million pounds of food and supplies to destinations worldwide.

•	Operated more than 130 repatriation flights bringing more than 18,500 Americans home who were stranded abroad.

•	Donated more than 173,327 pounds of food to food banks, hospitals and other organizations from United's catering facilities and Polaris lounges.

•	In 2019, launched Miles on a Mission, which allows members to donate miles to organizations including those that now support COVID-19 efforts.

•	Working with governments worldwide to assist moving people/supplies.

•
Partnered with California, New Jersey and New York City to provide free round-trip flights for medical volunteers traveling to heavily impacted cities, and to date have booked flights for more than 1,000 volunteers and 800 medical professionals.

•	Houston employees led effort to convert Houston cargo facility into food distribution center to aid the Houston Food Bank's efforts to feed families in need during the COVID-19 crisis.
Earnings Call
UAL will hold a conference call to discuss first-quarter 2020 financial results as well as its financial and operational outlook for second quarter and full year 2020, on Friday, May 1, at 9:00 a.m. CT/10:00 a.m. ET. A live, listen-only webcast of the conference call will be available at ir.united.com.
The webcast will be available for replay within 24 hours of the conference call and then archived on the website for three months.
About United
United's shared purpose is "Connecting People. Uniting the World." For more information, visit united.com, follow @United on Twitter and Instagram or connect on Facebook. The common stock of United's parent, United Airlines Holdings, Inc., is traded on the Nasdaq under the symbol "UAL".

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this release, including statements regarding the potential impacts of the COVID-19 pandemic and steps we plan to take in response thereto, are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as "expects," "will," "plans," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "goals," "targets" and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: the existing global COVID-19 pandemic and the outbreak of any other disease or similar public health threat that affects travel demand or travel behavior; the final

United Airlines Reports First-Quarter 2020 Performance

terms of borrowing pursuant to the Loan Program under the CARES Act, if any, and the effects of the grant and promissory note through the Payroll Support Program under the CARES Act; the costs and availability of financing; our significant amount of financial leverage from fixed obligations and ability to seek additional liquidity and maintain adequate liquidity; our ability to comply with the terms of our various financing arrangements; the material disruption of our strategic operating plan as a result of COVID-19, and our ability to execute our strategic operating plans in the long term; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); risks of doing business globally, including instability and political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; our capacity decisions and the capacity decisions of our competitors; competitive pressures on pricing and on demand; changes in aircraft fuel prices; disruptions in our supply of aircraft fuel; our ability to cost-effectively hedge against increases in the price of aircraft fuel, if we decide to do so; the effects of any technology failures or cybersecurity or significant data breaches; disruptions to services provided by third-party service providers; potential reputational or other impact from adverse events involving our aircraft or operations, the aircraft or operations of our regional carriers or our code share partners or the aircraft or operations of another airline; our ability to attract and retain customers; the effects of any terrorist attacks, international hostilities or other security events, or the fear of such events; the mandatory grounding of aircraft in our fleet; disruptions to our regional network, as a result of the COVID-19 pandemic or otherwise; the impact of regulatory, investigative and legal proceedings and legal compliance risks; the success of our investments in other airlines, including in other parts of the world, which involve significant challenges and risks, particularly given the impact of the COVID-19 pandemic; industry consolidation or changes in airline alliances; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; disruptions in the availability of aircraft, parts or support from our suppliers; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; labor costs; the impact of any management changes; extended interruptions or disruptions in service at major airports where we operate; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements, environmental regulations and the United Kingdom's withdrawal from the European Union); the seasonality of the airline industry; weather conditions; the costs and availability of aviation and other insurance; our ability to realize the full value of our intangible assets and long-lived assets; any impact to our reputation or brand image; and other risks and uncertainties set forth under Part I, Item 1A., "Risk Factors," of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by our Current Report on Form 8-K dated April 21, 2020, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

-tables attached-

United Airlines Reports First-Quarter 2020 Performance

UNITED AIRLINES HOLDINGS, INC
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended March 31,		% Increase/ (Decrease)
(In millions, except per share data)	2020	2019
Operating revenue:
Passenger	$7,065	$8,725	(19.0)
Cargo	264	286	(7.7)
Other operating revenue	650	578	12.5
Total operating revenue	7,979	9,589	(16.8)

Operating expense:
Salaries and related costs	2,955	2,873	2.9
Aircraft fuel	1,726	2,023	(14.7)
Regional capacity purchase	737	688	7.1
Landing fees and other rent	623	588	6.0
Depreciation and amortization	615	547	12.4
Aircraft maintenance materials and outside repairs	434	408	6.4
Distribution expenses	295	360	(18.1)
Aircraft rent	50	81	(38.3)
Special charges (B)	63	18	NM
Other operating expenses	1,453	1,508	(3.6)
Total operating expense	8,951	9,094	(1.6)

Operating income (loss)	(972)	495	NM

Operating margin	(12.2)%	5.2%	NM

Nonoperating income (expense):
Interest expense	(171)	(188)	(9.0)
Interest capitalized	21	22	(4.5)
Interest income	26	29	(10.3)
Unrealized gains (losses) on investments, net (B)	(319)	17	NM
Miscellaneous, net (B)	(699)	(8)	NM
Total nonoperating expense	(1,142)	(128)	NM

Income (loss) before income taxes	(2,114)	367	NM

Pre-tax margin	(26.5)%	3.8%	NM

Income tax expense (benefit) (D)	(410)	75	NM
Net income (loss)	$(1,704)	$292	NM

Diluted earnings (loss) per share	$(6.86)	$1.09	NM
Diluted weighted average shares	248.5	268.3	(7.4)

NM Not meaningful

United Airlines Reports First-Quarter 2020 Performance

UNITED AIRLINES HOLDINGS, INC.
PASSENGER REVENUE INFORMATION AND STATISTICS

Passenger revenue information is as follows (in millions, except for percentage changes):

	1Q 2020 Passenger Revenue	1Q 2019 Passenger Revenue (a)	Reporting Adjustments (b)	1Q 2019 Passenger Revenue (b)	Passenger Revenue vs. 1Q 2019 (b)	PRASM vs. 1Q 2019 (b)	Yield vs. 1Q 2019 (b)	Available Seat Miles vs. 1Q 2019	1Q 2020 Available Seat Miles	1Q 2020 Revenue Passenger Miles
Domestic	$4,504	$5,367	$57	$5,424	(17.0%)	(15.2%)	(1.2%)	(2.2%)	35,936	25,508

Atlantic	1,073	1,331	(27)	1,304	(17.7%)	(14.8%)	(7.3%)	(3.4%)	10,265	7,029
Pacific	688	1,121	(33)	1,088	(36.8)%	(11.3)%	0.2%	(28.6%)	7,795	5,475
Latin America	800	906	3	909	(12.0%)	(6.6%)	4.0%	(5.8%)	6,942	5,217
International	2,561	3,358	(57)	3,301	(22.4%)	(10.3%)	(0.4%)	(13.5%)	25,002	17,721

Consolidated	$7,065	$8,725	$—	$8,725	(19.0%)	(12.8%)	(0.5%)	(7.2%)	60,938	43,229

(a) As previously reported.
(b) During the third quarter of 2019, United implemented a new revenue accounting software system which allowed it to more precisely determine the geographic regions associated with certain ancillary passenger revenue items. Prior to July 2019, those ancillary revenue items were determined using an allocation method that was based on revenue from passenger travel. While the total passenger revenue is not impacted, the geographic totals for each period are not comparable year-over-year due to the change. The first quarter 2019 passenger revenue presented in the table above reallocates these ancillary items using the revised allocation.

Select operating statistics are as follows:

	Three Months Ended March 31,		% Increase/ (Decrease)
	2020	2019
Passengers (thousands)	30,359	36,454	(16.7)
Revenue passenger miles (millions)	43,229	53,097	(18.6)
Available seat miles (millions)	60,938	65,645	(7.2)
Passenger load factor:
Consolidated	70.9%	80.9%	(10.0)	pts.
Domestic	71.0%	82.6%	(11.6)	pts.
International	70.9%	78.7%	(7.8)	pts.
Passenger revenue per available seat mile (cents)	11.59	13.29	(12.8)
Total revenue per available seat mile (cents)	13.09	14.61	(10.4)
Average yield per revenue passenger mile (cents)	16.34	16.43	(0.5)
Cargo ton miles	683	805	(15.2)
Aircraft in fleet at end of period	1,388	1,348	3.0
Average stage length (miles)	1,399	1,448	(3.4)
Average full-time equivalent employees	90,766	88,730	2.3
Average aircraft fuel price per gallon	$1.90	$2.05	(7.3)
Fuel gallons consumed (millions)	910	985	(7.6)

Note: See Part II, Item 6, Selected Financial Data, of UAL's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for definitions of these statistics.

United Airlines Reports First-Quarter 2020 Performance

UNITED AIRLINES HOLDINGS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In millions)	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$3,442	$2,762
Short-term investments	1,779	2,182
Receivables, less allowance for credit losses (2020 — $30; 2019 — $9)	792	1,364
Aircraft fuel, spare parts and supplies, less obsolescence allowance (2020 — $446; 2019 — $425)	1,070	1,072
Prepaid expenses and other	822	814
Total current assets	7,905	8,194

Total operating property and equipment, net	31,811	30,170
Operating lease right-of-use assets	4,853	4,758

Other assets:
Goodwill	4,523	4,523
Intangibles, less accumulated amortization (2020 — $1,454; 2019 — $1,440)	2,945	3,009
Restricted cash	106	106
Notes receivable, less allowance for credit losses (2020 — $549)	149	671
Investments in affiliates and other, net	763	1,180
Total other assets	8,486	9,489
Total assets	$53,055	$52,611

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Advance ticket sales	$5,309	$4,819
Accounts payable	2,436	2,703
Frequent flyer deferred revenue	1,355	2,440
Accrued salaries and benefits	1,647	2,271
Current maturities of long-term debt	4,055	1,407
Current maturities of finance leases	59	46
Current maturities of operating leases	688	686
Other	538	566
Total current liabilities	16,087	14,938

Other long-term liabilities and deferred credits:
Long-term debt	13,198	13,145
Long-term obligations under finance leases	369	220
Long-term obligations under operating leases	5,060	4,946
Frequent flyer deferred revenue	4,133	2,836
Postretirement benefit liability	775	789
Pension liability	1,514	1,446
Deferred income taxes	1,322	1,736
Other	1,179	1,024
Total other long-term liabilities and deferred credits	27,550	26,142
Stockholders' equity	9,418	11,531
Total liabilities and stockholders' equity	$53,055	$52,611

United Airlines Reports First-Quarter 2020 Performance

UNITED AIRLINES HOLDINGS, INC.
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)

(In millions)	Three Months Ended March 31,
	2020	2019
Cash Flows from Operating Activities:
Net cash provided by operating activities	$63	$1,915

Cash Flows from Investing Activities:
Capital expenditures	(1,959)	(1,609)
Purchases of short-term and other investments	(541)	(724)
Proceeds from sale of short-term and other investments	927	768
Other, net	1	(15)
Net cash used in investing activities	(1,572)	(1,580)

Cash Flows from Financing Activities:
Proceeds from issuance of short-term debt	2,500	—
Proceeds from issuance of long-term debt	348	646
Payments of long-term debt	(235)	(250)
Repurchases of common stock	(353)	(513)
Principal payments under finance leases	(18)	(20)
Capitalized financing costs	(35)	(17)
Other, net	(18)	(29)
Net cash provided (used) in financing activities	2,189	(183)
Net increase in cash, cash equivalents and restricted cash	680	152
Cash, cash equivalents and restricted cash at beginning of the period	2,868	1,799
Cash, cash equivalents and restricted cash at end of the period	$3,548	$1,951

Investing and Financing Activities Not Affecting Cash:
Property and equipment acquired through the issuance of debt	$109	$92
Right-of-use assets acquired through operating leases	30	51
Property and equipment acquired through finance leases	19	8
Lease modifications and lease conversions	439	36

United Airlines Reports First-Quarter 2020 Performance

UNITED AIRLINES HOLDINGS, INC.
RETURN ON INVESTED CAPITAL (ROIC)—Non-GAAP
ROIC is a non-GAAP financial measure that UAL believes provides useful supplemental information for management and investors by measuring the effectiveness of the company's operations' use of invested capital to generate profits.

(in millions)	Twelve Months Ended March 31, 2020
Net Operating Profit After Tax ("NOPAT")
Pre-tax income	$1,433
Adjustments:
Special charges and unrealized losses on investments, net:
Impairment of assets	213
Severance and benefit costs	10
Nonoperating credit loss on BRW Aviation Holding LLC and BRW Aviation LLC ("BRW") term loan and related guarantee	697
Unrealized losses on investments, net	183
(Gains) losses on sale of assets and other special charges	68
Pre-tax income excluding special charges and unrealized losses on investments, net (Non-GAAP)	2,604
add: Interest expense (net of income tax benefit) (a)	709
add: Interest component of capitalized aircraft rent (net of income tax benefit) (a)	127
add: Net interest on pension (net of income tax benefit) (a)	(47)
less: Income taxes paid	(20)
NOPAT (Non-GAAP)	$3,373

Average Invested Capital (five-quarter average)
Total assets	$52,131
less: Non-interest bearing liabilities (b)	(18,432)
Average invested capital (Non-GAAP)	$33,699

ROIC (Non-GAAP)	10.0%

(a)
Income tax benefit measured based on the effective cash tax rate. The effective cash tax rate is calculated by dividing net cash taxes paid by pre-tax income excluding special charges and unrealized (gains) losses on investments, net. For the three months ended March 31, 2020, the effective cash tax rate was 0.8%.

(b)	Non-interest bearing liabilities include advance ticket sales, frequent flyer deferred revenue, deferred income taxes and other non-interest bearing liabilities.

United Airlines Reports First-Quarter 2020 Performance

UNITED AIRLINES HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION

(A) UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and Non-GAAP financial measures, including adjusted operating income (loss), adjusted operating margin, adjusted pre-tax income (loss), adjusted pre-tax margin, adjusted net income (loss), adjusted diluted earnings (loss) per share and CASM, excluding special charges, third-party business expenses, fuel, and profit sharing, among others. UAL believes that adjusting for special charges and for nonoperating credit losses is useful to investors because these items are not indicative of UAL's ongoing performance. UAL believes that adjusting for unrealized (gains) losses on investments, net is useful to investors because those unrealized gains or losses may not ultimately be realized on a cash basis. UAL believes that adjusting for interest expense related to finance leases of Embraer ERJ 145 aircraft is useful to investors because of the accelerated recognition of interest expense.

CASM is a common metric used in the airline industry to measure an airline's cost structure and efficiency. UAL reports CASM excluding special charges, third-party business expenses, fuel and profit sharing. UAL believes that adjusting for special charges is useful to investors because special charges are not indicative of UAL's ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties and fuel sales, provides more meaningful disclosure because these expenses are not directly related to UAL's core business. UAL also believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. UAL excludes profit sharing because this exclusion allows investors to better understand and analyze our operating cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

Reconciliations of reported non-GAAP financial measures to the most directly comparable GAAP financial measures are included below.

	Three Months Ended March 31,		% Increase/ (Decrease)
	2020	2019
CASM (cents)
Cost per available seat mile (CASM) (GAAP)	14.69	13.85	6.1
Special charges (B)	0.10	0.02	NM
Third-party business expenses	0.08	0.05	60.0
Fuel expense	2.83	3.08	(8.1)
Profit sharing, including taxes	—	0.05	(100.0)
CASM, excluding special charges, third-party business expenses, fuel, and profit sharing (Non-GAAP)	11.68	10.65	9.7
NM Not Meaningful

United Airlines Reports First-Quarter 2020 Performance

UNITED AIRLINES HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION (Continued)

	Three Months Ended March 31,		Increase/ (Decrease)	% Increase/ (Decrease)
(in millions)	2020	2019
Operating expenses (GAAP)	$8,951	$9,094	$(143)	(1.6)
Special charges (B)	63	18	45	NM
Operating expenses, excluding special charges	8,888	9,076	(188)	(2.1)
Adjusted to exclude:
Third-party business expenses	44	30	14	46.7
Fuel expense	1,726	2,023	(297)	(14.7)
Profit sharing, including taxes	—	33	(33)	(100.0)
Adjusted operating expenses (Non-GAAP) (A)	$7,118	$6,990	$128	1.8

Operating income (loss) (GAAP)	$(972)	$495	$(1,467)	NM
Adjusted to exclude:
Special charges (B)	63	18	45	NM
Adjusted operating income (Non-GAAP) (A)	$(909)	$513	$(1,422)	NM
Operating margin	(12.2)%	5.2%	(17.4)	pts.
Adjusted operating margin (Non-GAAP) (A)	(11.4)%	5.3%	(16.7)	pts.

Pre-tax income (loss) (GAAP)	$(2,114)	$367	$(2,481)	NM
Adjusted to exclude:
Special charges (B)	63	18	45	NM
Nonoperating credit loss on BRW term loan and related guarantee (B)	697	—	697	NM
Unrealized (gains) losses on investments, net (B)	319	(17)	336	NM
Interest expense on ERJ 145 finance leases (C)	—	21	(21)	NM
Adjusted pre-tax income (loss) (Non-GAAP) (A)	$(1,035)	$389	$(1,424)	NM
Pre-tax margin	(26.5)%	3.8%	(30.3)	pts.
Adjusted pre-tax margin (Non-GAAP) (A)	(13.0)%	4.1%	(17.1)	pts.

Net income (loss) (GAAP)	$(1,704)	$292	$(1,996)	NM
Adjusted to exclude:
Special charges (B)	63	18	45	NM
Nonoperating credit loss on BRW term loan and related guarantee (B)	697	—	697	NM
Unrealized (gains) losses on investments, net (B)	319	(17)	336	NM
Interest expense on ERJ 145 finance leases (C)	—	21	(21)	NM
Income tax benefit related to adjustments above, net of valuation allowance	(14)	(5)	(9)	NM
Adjusted net income (loss) (Non-GAAP) (A)	$(639)	$309	$(948)	NM

Diluted earnings (loss) per share (GAAP)	$(6.86)	$1.09	$(7.95)	NM
Adjusted to exclude:
Special charges (B)	0.25	0.07	0.18	NM
Nonoperating credit loss on BRW term loan and related guarantee (B)	2.81	—	2.81	NM
Unrealized (gains) losses on investments, net (B)	1.29	(0.07)	1.36	NM
Interest expense on ERJ 145 finance leases (C)	—	0.08	(0.08)	NM
Income tax benefit related to adjustments, net of valuation allowance	(0.06)	(0.02)	(0.04)	NM
Adjusted diluted earnings (loss) per share (Non-GAAP) (A)	$(2.57)	$1.15	$(3.72)	NM

NM Not Meaningful

United Airlines Reports First-Quarter 2020 Performance

UNITED AIRLINES HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION (Continued)

UAL believes that adjusting capital expenditures for assets acquired through the issuance of debt and finance leases is useful to investors in order to appropriately reflect the total amounts spent on capital expenditures. UAL also believes that adjusting net cash provided by operating activities for capital expenditures, adjusted capital expenditures, and aircraft operating lease additions is useful to allow investors to evaluate the company's ability to generate cash that is available for debt service or general corporate initiatives.

	Three Months Ended March 31,
Capital Expenditures (in millions)	2020	2019
Capital expenditures (GAAP)	$1,959	$1,609
Property and equipment acquired through the issuance of debt	109	92
Property and equipment acquired through finance leases	19	8
Adjusted capital expenditures (Non-GAAP)	$2,087	$1,709

Free Cash Flow (in millions)
Net cash provided by operating activities (GAAP)	$63	$1,915
Less capital expenditures	1,959	1,609
Free cash flow, net of financings (Non-GAAP)	$(1,896)	$306

Net cash provided by operating activities (GAAP)	$63	$1,915
Less adjusted capital expenditures (Non-GAAP)	2,087	1,709
Less aircraft operating lease additions	21	—
Free cash flow (Non-GAAP)	$(2,045)	$206

United Airlines Reports First-Quarter 2020 Performance

UNITED AIRLINES HOLDINGS, INC.
NOTES (UNAUDITED)

(B) Special charges and unrealized (gains) losses on investments, net include the following:

	Three Months Ended March 31,
(In millions)	2020	2019
Operating:
Impairment of assets	$50	$8
Severance and benefit costs	—	6
(Gains) losses on sale of assets and other special charges	13	4
Total operating special charges	63	18
Nonoperating credit loss on BRW term loan and related guarantee	697	—
Nonoperating unrealized (gains) losses on investments, net	319	(17)
Total special charges, credit losses and unrealized (gains) losses on investments, net	1,079	1
Income tax benefit, net of valuation allowance	(14)	—
Total special charges, credit losses and unrealized (gains) losses on investments, net of income taxes	$1,065	$1
Impairment of assets: During the three months ended March 31, 2020, the company recorded a $50 million impairment for its China routes. The company conducted impairment reviews of certain intangible assets in the first quarter of 2020, which consisted of a comparison of the book value of those assets to their fair value calculated using the discounted cash flow method. Due to the COVID-19 pandemic and the subsequent suspension of flights to China, the company determined that the value of its China routes had been impaired.
During the three months ended March 31, 2019, the company recorded an $8 million fair value adjustment for aircraft purchased off lease.
Severance and benefit costs: During the three months ended March 31, 2019, the company recorded $2 million of severance and benefit costs related to a voluntary early-out program for its technicians and related employees represented by the International Brotherhood of Teamsters and management severance of $4 million.
Gains (loss) on sale of other assets and other special charges: During the three months ended March 31, 2020, the company recorded a $10 million one-time special charge related to the wind-down of the capacity purchase agreement with Trans States Airlines, LLC and $3 million for costs related to the transition of fleet types within other regional carrier contracts.
Nonoperating credit loss on BRW term loan and related guarantee: During the three months ended March 31, 2020, the company recorded a $697 million expected credit loss allowance for the BRW term loan and related guarantee. United recorded the allowance based on United's assessment of Avianca Holdings S.A.'s ("AVH") financial uncertainty due to its high level of leverage and the fact that the airline has currently ceased operations due to the COVID-19 pandemic. BRW's equity and BRW's holdings of AVH equity are secured as a pledge under the BRW term loan, which is currently in default.
Unrealized (gains) losses on investments, net: During the three months ended March 31, 2020, the company recorded losses of $319 million primarily for the $293 million decrease in the market value of its investment in Azul Linhas Aéreas Brasileiras S.A. ("Azul") and $24 million for the decrease in fair value of the AVH share call options, AVH share appreciation rights, and AVH share-based upside sharing agreement (collectively, the "AVH Derivative Assets") that United obtained as part of the BRW term loan agreement and related agreements with Kingsland Holdings Limited.
During the three months ended March 31, 2019, the company recorded gains of $14 million for the change in market value of its investment in Azul and gains of $3 million for the change in fair value of certain the AVH Derivative Assets.
(C) Interest expense related to finance leases of Embraer ERJ 145 aircraft
During the third quarter of 2018, United entered into an agreement with the lessor of 54 Embraer ERJ 145 aircraft to purchase those aircraft in 2019. The provisions of the new lease agreement resulted in a change in accounting classification of these new leases from operating leases to finance leases up until the purchase date. The company recognized $21 million of additional interest expense in the three months ended March 31, 2019 as a result of this change.
(D) Effective tax rate
The company's effective tax rate for the three months ended March 31, 2020 and 2019 was 19.4% and 20.4%, respectively. The provision for income taxes is based on the estimated annual effective tax rate which represents a blend of federal, state and foreign taxes and includes the impact of certain nondeductible items and the impact of a change in the company's mix of domestic and foreign earnings. The first quarter 2020 rate was impacted by a $66 million valuation allowance related to unrealized capital losses.

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